EXHIBIT 10.24(a)

                    THIRD AMENDED AND RESTATED LOAN AGREEMENT


          THIS AGREEMENT made and entered into as of the 30th day of August, 1996, by and between NATIONSBANK, N.A. (SOUTH) ("Lender"), a national banking association which is the successor by merger to Bank South, a Georgia banking corporation formerly known as Bank South, N.A., and CRYOLIFE, INC. ("Borrower"), a Florida corporation.

                              W I T N E S S E T H:

          Pursuant to a Loan Agreement, dated as of July 12, 1989, between Lender and Borrower, as amended and restated by an Amended and Restated Loan Agreement, dated as of February 20, 1992, between Lender and Borrower, and as further amended and restated by a Second Amended and Restated Loan Agreement, dated as of August 4, 1994, between Lender and Borrower (collectively, the "Prior Loan Agreements"), Lender has agreed to make certain loans available to Borrower. Borrower and Lender desire to again amend and restate the Prior Loan Agreements and are entering into this Agreement for such purpose.

          NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, warranties and representations herein made, Lender and Borrower agree to amend and restate the Prior Loan Agreements as follows:


          ARTICLE I - DEFINITIONS AND RULES OF CONSTRUCTION

          SECTION 101. Specific Definitions. As used herein, the following terms shall have the following meanings:

          "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Borrower. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "This Agreement" means this agreement as originally executed or as it may from time to time be amended by one or more written amendments or modification agreements entered into pursuant to the applicable provisions hereof.

          "Borrower" shall have the meaning given that term in the preamble to this Agreement, and such term also shall include Borrower's successors and assigns.

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          "Capital  Expenditures"  shall mean  expenditures of over $10,000 each made or liabilities incurred by Borrower for the acquisition of any fixed assets or improvements (and any replacements, substitutions or additions thereto) which have a useful life of more than one (1) year, including the direct or indirect acquisition of such assets by way of increased product or service changes, off-set items or otherwise, and payments made during the relevant fiscal period
with  respect  to  Capitalized  Lease  Obligations,   all  as  determined  on  a
consolidated  basis;  provided,   however,  that  for  purposes  of  determining
compliance with Section 507(b), capital expenditures for leasehold improvements and equipment made by Borrower for its new corporate headquarters building shall be excluded.

          "Capitalized Lease Obligations" shall mean any indebtedness of Borrower represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles in effect from time to time, and the amount of such indebtedness shall be the capitalized amount of such obligations determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Collateral" means and includes all property assigned or pledged to Lender or in which Lender has been granted a security interest or to which Lender has been granted security title under this Agreement or the other Financing Documents and the proceeds thereof.

          "Contractual Obligation" of any Person shall mean any provision of any agreement, instrument, security, or undertaking to which such Person is a party or by which it or any of the property owned by it is bound.

          "Credit Expiration Date" shall mean September 1, 1998, as such date may be extended, accelerated or amended pursuant to this Agreement.

          "Credit   Parties"   shall  mean,   collectively,   Borrower  and  its
Subsidiaries.

          "CryoLife International" shall mean CryoLife International, Inc., a Florida corporation which is a Subsidiary of Borrower, and its successors and assigns.

          "Current Assets" shall mean, at any date, the amount which all of the current assets of Borrower would be shown on a consolidated balance sheet of Borrower at such date prepared in accordance with generally accepted accounting principles consistently applied.

          "Current Liabilities" shall mean, at any date, the amount at which all of the current liabilities of Borrower would be shown on a consolidated balance sheet of Borrower at such date prepared in accordance with generally accepted accounting principles consistently applied.

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          "Current  Maturities  of Funded Debt" shall mean,  with respect to any particular period, the sum of all principal payments scheduled to be made during such period in respect of the Funded Debt of Borrower (which for purposes hereof shall include the allocated principal portion of payments due on Capitalized Lease Obligations, and also shall include the current portion of any other Funded Debt).

          "Current Ratio" shall mean, at any date, the ratio of Borrower's Current Assets to its Current Liabilities at such time.

          "Debt Coverage Ratio" shall mean, with respect to any particular fiscal period of Borrower, the ratio of (a) Borrower's EBITDAR for the consecutive 4-quarter period ending therewith to (b) the sum (without duplication) of (i) Borrower's Current Maturities of Funded Debt for the immediately succeeding consecutive 4-quarter period plus (ii) Borrower's Interest Expense for the consecutive 4-quarter period ending therewith plus
(iii) Borrower's Rental Expense for the immediately succeeding consecutive 4-quarter period, all as determined on a consolidated basis.

          "Default" shall mean any event which, with the giving of notice or lapse of time (or both), would become an Event of Default.

          "EBIT" shall mean, for any fiscal period of Borrower, an amount equal to the sum of Borrower's Net Income (Loss) for such period plus, to the extent subtracted in determining such Net Income (Loss), (i) Borrower's taxes based on income and (ii) Borrower's Interest Expense, all as determined on a consolidated basis.

          "EBITDAR" shall mean, for any fiscal period of Borrower, an amount equal to Borrower's EBIT for such period plus, to the extent deducted in determining such EBIT, Borrower's depreciation and amortization expenses and Rental Expense, all as determined on a consolidated basis.

          "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, P.L. 93-406, as amended.

          "Event of Default" shall mean any of the events specified in Article VII of this Agreement, provided that any express requirement therein for notice or lapse of time shall have been satisfied.

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          "Final  Maturity  Date" shall mean September 1, 2003, as such date may be extended, accelerated or amended pursuant to this Agreement.

          "Financing Documents" means and includes this Agreement, the Note, the Security Agreement, each Stock Pledge Agreement, each Subsidiary Guaranty, each Subsidiary Security Agreement, and any extensions, renewals, modifications or substitutions thereof or therefor, and all other associated loan and collateral documents including, without limitation, all guaranties, suretyship agreements, security agreements, pledge agreements, security deeds, subordination agreements, exhibits, schedules, attachments, financing statements, notices, consents, waivers, opinions, letters, reports, records, title certificates and applications therefor, assignments, stock powers or transfers, documents, instruments, information and other writings related thereto, or furnished by any Credit Party to Lender in connection therewith or in connection with any of the Collateral, including without limitation any such documents executed and delivered pursuant to Section 202 hereof; provided, however, that this term shall not include the Prior Loan Agreements or the Prior Security Agreements.

          "Funded Debt" shall mean, for any particular Person, all Indebtedness for money borrowed, Indebtedness secured by purchase money liens, Capitalized Lease Obligations, conditional sales contracts and similar title retention debt instruments, all as determined for such Person on a consolidated basis. The calculation of Funded Debt for any particular Person shall include all Funded Debt of such Person plus all Funded Debt of other Persons to the extent guaranteed by such Person, to the extent secured by any assets of such Person, or to the extent supported by a letter of credit issued for the account of such Person.

          "Governmental Authority" means any applicable nation or government, any state, local or other political subdivision thereof, any court, and any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

          "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including Contractual Obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received.

          "Herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, paragraph, section or other subdivision.

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          "Indebtedness" of any Person shall mean, without duplication:  (i) all
obligations  of  such  Person  which  in  accordance  with  generally   accepted
accounting principles consistently applied would be shown on a consolidated balance sheet of such Person as a liability (including, without limitation, obligations for borrowed money and for the deferred purchase price of property or services, and obligations evidenced by bonds, debentures, notes or other similar instruments); (ii) all rental obligations under leases required to be capitalized under generally accepted accounting principles consistently applied;
(iii)  all  Guaranties  of  such  Person  (including  contingent   reimbursement
obligations under undrawn letters of credit); and (iv) Indebtedness of others secured by any Lien upon property owned by such Person, whether or not assumed.

          "Intellectual Property Rights" shall mean, with respect to any particular Person, all patents, patent applications, continuation, refile and reissue patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, copyright registrations, copyright applications, trade secrets and other similar proprietary information (including, but not by way of limitation, inventions, technical information, processes, algorithms, procedures, specifications, designs, knowledge, know-how, data and databases) now owned or hereafter acquired by such Person.

          "Interest Expense" shall mean, for any fiscal period of Borrower, the total interest expense of Borrower, as determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

          "Lender" shall have the meaning given that term in the preamble to this Agreement, and such term also shall include Lender's successors and assigns.

          "Leverage Ratio" shall mean, at any date, the ratio of Borrower's Total Liabilities to its Net Worth at such time.

          "Liabilities" means all indebtedness, liabilities, and obligations of Borrower of any nature whatsoever which Lender may now or hereafter have, own or hold, and which now or hereafter arise under or on account of this Agreement, the Note or any of the other Financing Documents and any extensions, renewals, modifications or substitutions thereof or therefor.

          "Lien" shall mean any mortgage, pledge, collateral assignment, security interest, security deposit, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction, but excluding licenses granted in the ordinary course of the grantor's business).

          "Loans" shall mean any and all Loans made by Lender to Borrower pursuant to Section 201 hereof.

          "Maximum Availability" shall mean $10,000,000, as such amount may be reduced or amended pursuant to this Agreement.

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          "Net Income (Loss)" shall mean, for any fiscal period of Borrower, the net income (or loss) of Borrower on a consolidated basis for such period (taken as a single accounting period) determined in conformity with generally accepted accounting principles consistently applied, but excluding therefrom (to the extent otherwise included therein and without duplication) (i) any gains or losses, together with any related provisions for taxes, realized by Borrower upon any sale of its assets other than in the ordinary course of business, (ii) any other non-recurring gains or losses, and (iii) any income or loss of any other Person acquired prior to the date such other Person becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or all or substantially all of such other Person's assets are acquired by Borrower.

          "Net Worth" shall mean, as of any particular date, Borrower's total shareholder"s equity (including capital stock, additional paid-in capital, and retained earnings after deducting treasury stock) which would appear as such on a consolidated balance sheet of Borrower prepared in accordance with generally accepted accounting principles as then in effect.

          "Note" shall mean the Promissory Note substantially in the form of Exhibit A attached hereto to be executed by Borrower in favor of Lender to evidence the Loans, and all renewals, extensions, modifications or replacements thereof.

          "Person"  means  any  individual,   corporation,   partnership,  joint
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Prior Loan Agreements" shall have the meaning given such term in the preamble to this Agreement.

          "Prior Security Agreements" shall mean the Security Agreement (Equipment) and the Security Agreement (Receivables/Inventory), both dated December 31, 1986, executed by Borrower in favor of Lender, as amended, and the Equipment Security Agreement, dated as of August 4, 1994, executed by Borrower in favor of Lender.

          "Purchase Money Indebtedness" shall mean (i) Indebtedness for the payment of all or any part of the purchase price of any fixed assets, (ii) any Indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed assets, (iii) Capitalized Lease Obligations, and (iv) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

          "Purchase Money Lien" shall mean a Lien upon fixed assets which secures the Purchase Money Indebtedness relating thereto but only if such Lien shall at all times be confined solely to the fixed assets the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures solely such Purchase Money Indebtedness.

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          "Rental  Expense" shall mean,  for any fiscal period of Borrower,  the
total  rental  expense  of  Borrower  for  such  period,   as  determined  on  a
consolidated basis in accordance with generally accepted accounting principles consistently applied, and which shall include without limitation rental expense under operating leases.

          "Revolving Loan Period" shall mean the period which runs from the date of this Agreement until the Credit Expiration Date.

          "Security Agreement" shall mean the Amended and Restated Security Agreement, substantially in the form of Exhibit B attached hereto, executed or to be executed by Borrower in favor of Lender pursuant to this Agreement and any modification or replacement thereof or therefor.

          "Stock Pledge Agreement" shall mean any and all Stock Pledge and Security Agreements, substantially in the form of Exhibit C-1 attached hereto, executed or to be executed by Borrower in favor of Lender pursuant to this Agreement and any modification or replacement thereof or therefor.

          "Subsidiary" means, as applied to Borrower, (i) any corporation of which 50% or more of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors (or other governing body), regardless of the existence at the time of a right of the holders of any class or classes (however designated) of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which 50% or more of the outstanding partnership interests is, at the time, directly or indirectly owned by Borrower or by one or more Subsidiaries of Borrower, and (ii) any other entity which is directly or indirectly controlled or capable of being controlled by Borrower or by one or more Subsidiaries of Borrower.

          "Subsidiary Guaranty" shall mean any and all Guaranty Agreements, substantially in the form of Exhibit D attached hereto, executed or to be executed by a Subsidiary of Borrower in favor of Lender and any modifications or replacements thereof or therefor.

          "Subsidiary Security Agreement" shall mean any and all Security Agreements, substantially in the form of Exhibit E attached hereto, executed or to be executed by a Subsidiary of Borrower in favor of Lender and any modifications or replacements thereof or therefor.

          "Term Loan Period" shall mean the period which runs from the Credit Expiration Date through the Final Maturity Date.

          "Tissue Freezers" shall mean, collectively, the tissue freezers leased or loaned by Borrower to third parties in the ordinary course of Borrower's business.

          "Total Liabilities" shall mean, as of any particular date, the amount which all liabilities of Borrower would be shown on a consolidated balance sheet of Borrower at such date prepared in accordance with generally accepted accounting principles consistently applied.

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          "Voting  Stock" shall mean the securities of any class or classes of a
corporation   the   holders  of  which  are   ordinarily,   in  the  absence  of
contingencies, entitled to elect a majority of the corporate directors of such corporation (or Persons performing similar functions).

          SECTION 102. Accounting Terms. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied.

          SECTION 103. Titles. The titles of the Articles and Sections herein appear as a matter of convenience only and shall not affect the interpretation hereof.

          SECTION 104. Number and Gender. Words importing the singular number hereunder shall include the plural number and vice versa, and any pronoun used herein shall be deemed to cover all genders.


                             ARTICLE II - THE LOANS

          SECTION 201. The Loans. (a) From time to time upon Borrower's request, and subject to the terms and conditions of this Agreement, Lender agrees to advance to Borrower prior to the Credit Expiration Date amounts which do not exceed the Maximum Availability in aggregate outstanding principal amount at any one time. Advances made by Lender to Borrower under this Section 201 are hereinafter collectively called the "Loans". Notwithstanding anything in this Agreement to the contrary, the Lender shall not be obligated hereunder to make any Loans on or after the earlier of (i) the Credit Expiration Date or such later date to which such expiration date may be extended by Lender in its discretion or (ii) the date Lender pursuant to Section 801(a) hereof terminates its obligation to make any further Loans to Borrower hereunder. Subject to the terms and conditions hereof, prior to the Credit Expiration Date, Borrower, at its option, from time to time may borrow, repay and reborrow all or any portion of the Loans, except that Borrower's right to prepay Loans bearing interest based on the Adjusted LIBOR (as such term is defined in the Note) shall be subject to the breakage provisions of the Note and any such prepayment shall be applied as provided in the Note.

          (b) The proceeds of the Loans may be used by Borrower only to finance acquisitions by the Borrower and to finance Borrower's and its Subsidiaries' working capital and other general corporate needs (including without limitation to finance the cost of the leasehold improvements and equipment purchases made or to be made by Borrower for its new corporate headquarters building in Marietta, Georgia).

          (c) The Loans are to be evidenced by the Note. Interest on the Loans will accrue at the rate or rates per annum set forth in the Note, and principal and interest on the Loans will be payable in the manner prescribed in the Note.

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          (d)  Borrower  shall  pay to Lender  an  origination  fee for the Loan facility provided by Lender to Borrower under this Section 201, which fee shall be in the amount of $5,000 (and Lender shall credit against such sum the $5,000 commitment letter fee previously paid by Borrower to Lender in connection with such facility) and such fee shall be deemed fully earned by Lender upon the parties' execution and delivery of this Agreement from the Borrower and shall be non-refundable.

          (e) Borrower shall pay to Lender unused facility fees for Borrower's Loan facility hereunder during the Revolving Loan Period computed on the daily average unused portion of the Maximum Availability at a rate per annum of three-eighths of one percent (.375%). Such unused facility fees shall be payable by Borrower to Lender quarterly in arrears, commencing on November 30, 1996, and continuing to be due on the last day of each February, May, August and November thereafter during the Revolving Loan Period as well as on the Credit Expiration Date. Notwithstanding anything in this Section to the contrary, however, the total unused facility fees payable by Borrower to Lender under clauses (x) and
(y) above shall not exceed the sum of $6,250 and $25,000, respectively, during each of the following two periods: the period from the date of this Agreement though August 31, 1997, and the period from September 1, 1997 through the Credit Expiration Date.

          (f) All of the Loans shall constitute one loan by Lender to Borrower. Lender shall maintain a loan account on its books in which shall be recorded all Loans, all payments made by Borrower on the Loans and all other appropriate debits and credits as provided in this Agreement and the Note with respect thereto, including without limitation all charges, expenses and interests. All entries in such account shall be made in accordance with the Lender's customary accounting practices as in effect from time to time. Lender shall render to Borrower a monthly statement setting forth the balance of such account, including principal, interest, expenses and fees, and each such statement shall, absence manifest error or omissions, be presumed correct and binding upon Borrower and shall constitute an account stated unless, within thirty (30) days after receipt of any such statement from Lender, Borrower shall deliver to Lender a written objection thereto specifying the error or errors or omission or omissions, if any, contained in such statement.

          (g) All interest and fees owing by Borrower to Lender hereunder or under the other Financing Documents shall be computed on the basis of a 360-day year and the actual days elapsed

          SECTION 202. Collateral and Guaranties. (a) All of the Loans and the other Liabilities shall be secured pursuant to the Security Agreement which shall be duly executed and delivered by Borrower to Lender in connection with this Agreement and pursuant to which Lender shall be granted a first-priority security interest in all of Borrower's present or future accounts, contract rights, chattel paper, general intangibles (excluding its Intellectual Property Rights but including the proceeds thereof), instruments, documents, inventory, equipment, fixtures, leasehold improvements, and other assets and all proceeds thereof (excluding its Intellectual Property Rights but including the proceeds

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thereof). In addition,  all of the Loans and the other Liabilities shall also be secured pursuant to a Stock Pledge Agreement which (together with an irrevocable stock power in the form of Exhibit C-2 attached hereto) shall be duly executed and delivered by Borrower to Lender in connection with this Agreement and pursuant to which Lender shall be granted a first-priority security interest in all of the capital stock of CryoLife International and all proceeds thereof.

          (b) All of the Loans and the other Liabilities shall be fully guaranteed by CryoLife International pursuant to a Subsidiary Guaranty which shall be duly executed and delivered by CryoLife International to Lender in connection with this Agreement. In addition, the obligations of CryoLife International under such Subsidiary Guaranty shall be secured pursuant to a Subsidiary Security Agreement which shall be duly executed and delivered by CryoLife International to Lender in connection with this Agreement, and pursuant to which Lender shall be granted a first-priority security interest in all of CryoLife International's present or future accounts, contract rights, chattel paper, general intangibles (excluding its Intellectual Property Rights but including the proceeds thereof), instruments, documents, inventory, equipment, fixtures, leasehold improvements, and other assets and all proceed thereof.

          (c) Within ten (10) days after Borrower's creation or acquisition of any Subsidiary, Borrower shall pledge all of the capital stock of such Subsidiary to the Lender as additional collateral for the Liabilities, Borrower shall cause such Subsidiary to guaranty the repayment of the Liabilities to Lender, and Borrower shall cause such Subsidiary to grant to the Lender a first-priority perfected security interest in and lien on all of its assets (excluding its Intellectual Property Rights, but including the proceeds thereof) as additional collateral for the Liabilities, all pursuant to such Subsidiary Guaranties, Subsidiary Security Agreements, Stock Pledge Agreements and other collateral documents as are acceptable in all respects to the Lender. Borrower also shall provide Lender with any and all closing certificates, financing statement filings, opinions of counsel and other closing documents of the types described in Section 605 hereof as the Lender may request with respect to such pledge, guaranty and collateral documents.

          (d) Borrower shall execute (or cause to be executed) any and all financing statements, fixture filings, certificate of title applications, collateral assignments, stock powers or transfers, or other documents as Lender may reasonably request from time to time in order to perfect or maintain the perfection and priority of Lender's security interest in the Collateral now or hereafter covered by the Security Agreement, any Stock Pledge Agreement or any Subsidiary Security Agreement or any additional collateral documents executed by Borrower or any Subsidiary pursuant to this Section 202.

          (e) If any of the Collateral will be located on any premises which are leased by Borrower or any of its Subsidiaries from a third party or, if such premises are owned by Borrower or one of its Subsidiaries, on which any creditor (other than Lender) holds a security deed, mortgage, or deed of trust granted by Borrower or one of its Subsidiaries, Borrower shall cause each such third party lessor or creditor to execute in favor of Lender a Waiver and Consent in substantially the form of Exhibit I attached hereto (or in such other form as may be acceptable to Lender).

          SECTION 203. Agreements Regarding Interest and Other Charges. Pursuant to the Official Code of Georgia Annotated Section 7-4-2, Lender and Borrower hereby agree that the only charge imposed or to be imposed by Lender upon Borrower for the use of money in connection with the Loans is and will be the interest required under the Note, which interest will be at the rates which are or will be expressed in simple interest terms in the Note as of the date of such Note. Borrower hereby acknowledges and agrees that Lender has not imposed on it any minimum borrowing requirements, reserve or escrow balances, or compensating balances related in any way to this Agreement. In no event shall the amount of interest due and payable under this Agreement, the Note or any of the other Financing Documents exceed the maximum rate of interest allowed by applicable law (including, without limitation, Official Code of Georgia Annotated Section 7-4-18) and, in the event any such payment is inadvertently made by Borrower or inadvertently received by Lender, such excess sum shall be credited as a payment of principal. It is the express intent hereof that Borrower not pay and Lender not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law.

          SECTION 204. Indemnity. Borrower agrees to indemnify and hold harmless the Lender from and against any and all claims, liabilities, losses, damages, actions and demands by any party against the Lender arising out of the making, holding or administration of the Loans or the Collateral, allegations of any participation by the Lender in the affairs of any or all of the Credit Parties or allegations that the Lender has any joint liability with any or all of the Credit Parties for any reason, or any claims against the Lender by any shareholder of the Borrower, unless, with respect to the above, the Lender is finally and judicially determined to have acted or failed to act with gross negligence or to have engaged in willful misconduct.

          SECTION 205. Capital Adequacy. Without limiting any other provisions of this Agreement, in the event that the Lender determines after the date hereof that the introduction or change after the date of this Agreement of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof after the date of this Agreement, or compliance by the Lender with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or governmental authority or body having jurisdiction which is introduced or changed after the date of this Agreement, does or shall have the effect of reducing the rate of return on the Lender's capital as a consequence of its obligations hereunder to a level below that which the Lender could have achieved but for such law, treaty, rule, regulation, guideline or order or such change or compliance (taking into consideration the Lender's policies with respect to capital adequacy and assuming the full utilization of the Lender's capital immediately before such adoption, change or compliance) by an amount reasonably deemed by the Lender to be material, then the Lender shall promptly after its determination of such occurrence notify the Borrower thereof. The Borrower agrees to pay to the Lender as an additional fee from time to time, within ten (10) days after written notice and demand by the

Lender, such amount as the Lender certifies to be the amount that will compensate it for such reduction in connection with its obligations hereunder. A certificate of the Lender claiming compensation under this Section shall be conclusive in the absence of manifest error or fraud and shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder and the method by which such amounts were determined. In determining such amount, the Lender may use reasonable averaging and attribution methods.

                  ARTICLE III - REPRESENTATIONS AND WARRANTIES

          Borrower represents and warrants to Lender that each of the following is true, correct, complete and accurate in all respects:

          SECTION 301. Organization and Existence; Subsidiaries. (a) Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is qualified to do business as a foreign corporation in the State of Georgia. CryoLife International is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and is qualified to do business as a foreign corporation in the State of Georgia.

          (b) Borrower has no Subsidiaries as of the date of this Agreement, except for the Subsidiaries identified on Schedule 301 attached hereto, and Borrower agrees that it will not hereafter acquire or form any Subsidiaries without giving Lender at least thirty (30) days' prior written notice thereof and complying with any applicable requirements of Sections 202 and 503 hereof. In the event Borrower so acquires or forms any Subsidiaries, each Subsidiary of Borrower will be a corporation duly organized, validly existing and in good standing with the laws of the state of its incorporation.

          SECTION 302. Financial Statements. Each financial statement of any Credit Party which has been delivered to Lender presents fairly the financial condition of such Credit Party as of the date indicated therein and the results of its operations for the period(s) shown therein. There has been no material adverse change in the financial condition or operations of the Credit Parties taken as a whole since the date of said financial statement, nor has any Credit Party mortgaged, pledged or granted a security interest in or encumbered any of its assets since such date.

          SECTION 303. Borrower Authority and Power. Each Credit Party has full power and authority to make, execute and perform in accordance with the respective terms thereof each of the Financing Documents executed by it. The execution and performance by each Credit Party of each and every of the Financing Documents executed by it have been duly authorized by all requisite action, and each and every one of them constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its respective terms.

          SECTION 304. No Defaults. Except as set forth on Schedule 304 attached hereto, none of the Credit Parties is in default under any contracts, agreements, licenses, franchises, leases, security agreements, deeds, mortgages, promissory notes, documents, instruments or chattel paper to which it is a party or by which it or any of its properties or assets is bound or affected. Execution, delivery and performance by any Credit Party of each and every of the Financing Documents executed by it do not violate any provision of law or regulations and does not result in a breach of or constitute a default under any agreement, indenture or other instrument to which any Credit Party is a party or by which any Credit Party is bound.

          SECTION 305. No Pending Claims. Except as disclosed on Schedule 305 attached hereto, there is no claim, action, suit, arbitration, investigation, condemnation or other proceeding at law or in equity, or by or before any federal, state, local or other governmental agency, or by or before any other agency or arbitrator, nor is there any judgment, order, writ, injunction or decree of any court pending, anticipated or (to Borrower's knowledge) threatened against any Credit Party or against any of its properties or assets which might have a material adverse effect on the Credit Parties taken as a whole or their respective properties or assets, or which might call into question the validity or enforceability of any of the Financing Documents, or which might involve the alleged violation by any Credit Party of any federal, state, local or other law, rule or regulation; provided, however, that no representation is made in this
Section 305 with respect to Environmental Laws.

          SECTION 306. No Outstanding Judgments. There are no outstanding or unpaid judgments against any Credit Party.

          SECTION 307. Outstanding Securities. All of Borrower's and each Subsidiary's outstanding capital stock has been validly issued, fully paid and is non-assessable. Borrower is not in violation of any applicable federal, state, local, or other securities laws and regulations with respect to the issuance of any of its capital stock or any other of its securities.

          SECTION 308. Tax Returns. Each Credit Party has filed or caused to be filed all required federal, state, local, or other tax returns when due and has paid (except as otherwise permitted by Section 406 hereof) all governmental taxes and other charges imposed upon it or on any of its properties or assets. Borrower does not know of any proposed additional tax assessment against any Credit Party.

          SECTION 309. Franchises, Licenses, Permits, Etc. Each Credit Party has all material franchises, licenses, permits, patents, copyrights, trademarks, trade names, and other authority necessary to enable it to conduct its business as presently conducted; provided, however, that no representation is made in this Section 309 with respect to Environmental Laws.

          SECTION 310. No Governmental Consents Required. No consent, approval, order, authorization, designation, registration, declaration, or filing (except the filing of financing statements or notations of liens on certificates of title) with or of any federal, state, local, or other governmental authority or public body on the part of any Credit Party is required in connection with any Credit Party's execution, delivery or performance of any of the Financing Documents; or if required, all such prerequisites have been fully satisfied.

          SECTION 311. ERISA Matters. None of the Credit Parties has incurred any material accumulated funding deficiency within the meaning of the ERISA, and none of the Credit Parties has incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under such Act) in connection with any employee benefit plan established or maintained by any of the Credit Parties.

          SECTION 312. Regulation U and Other Securities Law Matters. None of the transactions contemplated in this Agreement (including, without limitation, the use of the proceeds from the Loans) will violate or result in a violation of
Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Borrower does not own or intend to carry or purchase any "margin stock" within the meaning of said Regulation U, including margin stock originally issued by it. None of the proceeds of the Loans will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          SECTION 313. Environmental Representations. (a) Each Credit Party has obtained all permits, licenses and other authorizations which are required under Environmental Laws, and each Credit Party is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws;

          (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any Credit Party, may interfere with or prevent such Credit Party's compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation against such Credit Party, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste; and

          (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against any Credit Party relating in any way to Environmental Laws.

          SECTION 314. Reaffirmation. Each request for a Loan made by Borrower pursuant to this Agreement shall constitute an automatic representation and warranty by Borrower to Lender that there does not then exist any Default or Event of Default as well as a reaffirmation as of the date of such request of all of the representations and warranties of the Credit Parties contained in this Agreement and the other Financing Documents (except as to those changes otherwise consented to by Lender or contemplated herein).

                       ARTICLE IV - AFFIRMATIVE COVENANTS

          For so long as this Agreement is in effect, and unless Lender expressly consents in writing otherwise or to the contrary (which consent shall not be unreasonably withheld), Borrower hereby expressly covenants and agrees as follows:

          SECTION 401. Inspection and Examination. Upon reasonable request of Lender, each Credit Party shall permit during regular business hours any person designated by Lender to inspect and examine such Credit Party's financial books and records, its minute books and other business memoranda and writings; provided, however, that so long as no Event of Default has occurred and is then continuing Borrower may condition Lender's (or its designee's) access to any Credit Party's business memoranda and writings (other than its financial books and records) on Lender's (or such designee's) entering into a suitable written confidentiality agreement. Each Credit Party shall make available its officers and employees to Lender to discuss the financial affairs of such Credit Party at such reasonable times and intervals as Lender may request, and each Credit Party shall promptly confirm or furnish in reasonable detail whatever information relative to such Credit Party as Lender's authorized representative, auditor or counsel may reasonably request.

          SECTION 402. Books and Records. Each Credit Party shall keep its books, records and accounts in accordance with generally accepted accounting principles and practices applied on a basis consistent with preceding years.

          SECTION 403. Financial Statements and Other Information. Borrower shall promptly furnish to Lender: (1) Not later than 120 days after the end of each subsequent fiscal year, consolidated and consolidating financial statements of the Borrower, to include balance sheets and statements of income and stockholders' equity, all in reasonable detail, prepared in accordance with generally accepted accounting principles and certified by an independent accounting firm acceptable to Lender and accompanied by a duly completed
Compliance Certificate in the form of Exhibit J attached hereto executed on behalf of Borrower by its chief financial officer; (2) Not later than 30 days after and as of the end of each month (other than the final month of each fiscal year), consolidated financial statements of Borrower, to include balance sheets and statements of income and stockholders' equity, all in reasonable detail, prepared in accordance with generally accepted accounting principles (subject to changes resulting from year-end adjustments), and certified by the chief financial officer of Borrower and accompanied by a duly completed Compliance Certificate in the form of Exhibit J attached hereto executed on behalf of Borrower by its chief financial officer; (3) Promptly upon becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto; (4)Promptly upon becoming aware that the holder of any other evidence of indebtedness or security of any Credit Party has given notice or taken any other action with respect to a claimed default or event of default or event which, with the giving of notice or passage of time, or both, would constitute a default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event and what action Borrower is taking or proposes to take with respect thereto; (5) Promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports as Borrower shall send to its public shareholders, if any, and copies of all registration statements and all other reports which Borrower may file from time to time with the Securities and Exchange Commission or any comparable state securities regulatory agency; and
(6) From time to time upon request of Lender, such other information relating to the operations, business, and financial condition of any Credit Party as Lender may reasonably request.

          SECTION 404. Maintenance of Assets. Each Credit Party shall maintain and keep all of its property and assets (other than Tissue Freezers) in good repair, working order and condition and shall from time to time make all needful and proper repairs, renewals and replacements thereto subject to reasonable wear and tear.

          SECTION 405. Maintenance of Insurance. Each Credit Party shall maintain with financially sound and reputable insurers acceptable to Lender (i) with reference to its property other than the Collateral, insurance against such risks and in such amounts as is customary in the case of Persons of established reputations engaged in the same or similar business and similarly situated, and
(ii) liability and worker's compensation insurance in such amounts as is customary in the case of Persons of established reputations engaged in the same or similar business and similarly situated (except that the dollar amount of each Credit Party's liability insurance coverage must be acceptable to Lender), and, upon request by Lender, shall furnish Lender copies of the policies under which such insurance is carried. The Credit Parties' obligations concerning insurance of the Collateral are governed by the applicable Financing Documents. The Credit Parties shall not be required to maintain property insurance on Tissue Freezers.

          SECTION 406. Payment of Taxes. Each Credit Party shall punctually pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or upon any of its property, as well as all claims of any kind which, if unpaid, might by law become a Lien upon its property, except taxes, assessments, charges, levies or claims which are in good faith being timely litigated or otherwise properly contested by such Credit Party and which cannot become a Lien upon any of the Collateral with priority over the security interest of Lender or as to which such Credit Party has established reserves satisfactory to Lender. Upon any Credit Party's failure to make prompt payment of any such obligation of such Credit Party not excepted above, Lender may, but is under no obligation to, pay all or any part of the same or effect a settlement or compromise thereof in the name of such Credit Party; and all amounts so paid by Lender as well as the expenses incurred in negotiating or attempting to negotiate a compromise or settlement will automatically become a part of the Liabilities of Borrower under this Agreement and will bear interest from the date of such payment at the lower of (i) the highest rate of interest which Borrower has contracted to pay on any of the Liabilities or (ii) the highest rate permissible under applicable law.

          SECTION 407. Environmental Matters. Borrower shall notify Lender in writing, promptly upon learning thereof, of:

          (i) any notice that any Credit Party is not in compliance in any material respect with all terms and conditions of all permits, licenses and authorizations which are required under Environmental Laws, or that any Credit Party is not in compliance in any material respect with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws;

          (ii) any notice of any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which, with respect to any Credit Party, may interfere with or prevent its compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common law or legal liability on its part, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation against it, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste; and

          (iii) any notice or claim of any civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against any Credit Party relating in any way to Environmental Laws.

          SECTION 408. Primary Depository Relationships. To the maximum extent permitted by applicable law, the Credit Parties shall maintain their primary depository relationships with Lender.


                         ARTICLE V - NEGATIVE COVENANTS

          For so long as this Agreement is in effect, and unless Lender expressly consents in writing otherwise or to the contrary (which consent shall not be unreasonably withheld), Borrower hereby expressly covenants and agrees to the following negative covenants:

          SECTION 501. Type of Business. Borrower and its Subsidiaries shall not engage in any type of business other than the development, sale, licensing or use of medical products, bio-technology or tissue engineering or any activity reasonably incidental thereto.

          SECTION 502. Transactions with Affiliates. None of the Credit Parties shall engage in any transactions with an Affiliate, except on terms no less favorable to such Credit Party than could be obtained in arms-length transactions with others.

          SECTION 503. Merger, Consolidation, Acquisitions, Etc. None of the Credit Parties shall: (i) transfer all or substantially all of its assets to, consolidate with or merge with any other Person; (ii) acquire all or substantially all of the properties or capital stock of any other Person; or
(iii) create or acquire any Subsidiary or enter into any partnership or joint venture; provided, however, that (a) any Subsidiary of Borrower may merge or consolidate with, or convey all or substantially all of its assets to, Borrower or another Subsidiary of Borrower (but Borrower must be the surviving corporation for any such merger or consolidation involving Borrower), (b) Borrower may acquire all or substantially all of the properties or capital stock of another Person (or Borrower may form a Subsidiary to make such acquisition) so long as such transaction does not cause a violation of Section 501 above or 503(iii)(e) below, Borrower complies with any and all requirements of Section 202(c) applicable thereto and no other Default or Event of Default would be caused thereby, (c) Borrower may form a new Subsidiary so long as such transaction does not cause a violation of Section 501 above or Section 503(iii)(e) below and Borrower complies with any and all requirements of Section 202(c) applicable thereto and no other Default or Event of Default would be caused thereby, (d) any Credit Party may enter into a merger or consolidation in connection with any acquisition transaction permitted under clause (b) above so long as such Credit Party is the surviving corporation therefrom and no other Default or Event of Default would be caused thereby, and (e) Borrower may acquire all or substantially all of the properties or capital stock of another Person or create or acquire Subsidiaries or enter into partnerships or joint ventures so long as Borrower's total investment in all such acquisitions, Subsidiaries, partnerships or joint ventures (whether in the form of cash, loans or other property but exclusive of contributions or transfers of Intellectual Property Rights) does not exceed $7,000,000 in the aggregate and no other Default or Event of Default would be caused thereby. Lender agrees that, upon request of Borrower from time to time (but not more frequently than once per fiscal year), Lender may in its sole discretion increase the aforesaid limitation on investment set forth in clause (e) above, which increase shall become effective upon Lender's written notice to Borrower thereof.

          SECTION 504. ERISA Matters. None of the Credit Parties shall incur or suffer to exist any material accumulated funding deficiency within the meaning of ERISA or incur any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA).

          SECTION 505. Liens. None of the Credit Parties shall create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets now owned or hereafter acquired, excluding, however, from the operation of this covenant: (1) liens in connection with worker's compensation; (2) deposits or pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of a like nature arising in the normal and ordinary course of business; (3) mechanics', workmen's, materialmen's, and other like liens arising in the normal and ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by such Credit Party and as to which such Credit Party has established reserves satisfactory to the Lender; (4) tax or other nonconsensual liens, encumbrances or charges which are being litigated or otherwise properly contested in good faith by such Credit Party and as to which such Credit Party has established reserves satisfactory to the Lender; (5) the security interests, security titles and liens conveyed to Lender under any of the Financing Documents; (6) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted under Section 508; and (7) any other Liens disclosed on
Schedule 505 attached hereto.

          SECTION 506. Guaranties. None of the Credit Parties shall in any manner, directly or indirectly, become a guarantor of any obligation of, or an endorser of, or otherwise assume or become liable upon any obligations or other indebtedness of any other Person except (i) pursuant to the Financing Documents or (ii) in connection with the depositing of checks in the normal and ordinary course of business.

          SECTION 507. Financial Covenants. Borrower shall not violate any of the following financial covenants.

          (a) Borrower shall not change its fiscal year without Lender's consent;

          (b) Borrower shall not make Capital Expenditures in any one fiscal year ending on or after December 31, 1996, which exceed $2,000,000 in total amount for such fiscal year;

          (c) Borrower shall not permit its Current Ratio at any time on or after the date of this Agreement to be less than 2.0 to 1.0;

          (d) Borrower shall not permit its Leverage Ratio to exceed 1.0 to 1.0 at any time on or after the date of this Agreement;

          (e) Borrower shall not permit its Net Worth to be less than $18,000,000 at any time during the period from the date of this Agreement through December 31, 1996, and Borrower shall not permit its Net Worth at any time during each fiscal year of Borrower ending thereafter to be less than its minimum required Net Worth hereunder for its immediately preceding fiscal year plus $500,000; and

          (f) Borrower shall not permit its Debt Coverage Ratio for any fiscal quarter or year to be less than 1.3 to 1.0.

          SECTION 508. Funded Debt. None of the Credit Parties shall incur, assume, or suffer to exist any Funded Debt of such Credit Party, except (i) Funded Debt arising under this Agreement or any of the other Financing Documents, (ii) Purchase Money Indebtedness not to exceed $250,000 in total amount for all the Credit Parties incurred in any fiscal year, and (iii) any other Funded Debt described on Schedule 508 attached hereto.


                       ARTICLE VI - CONDITIONS TO LENDING

          All of Lender's obligations under this Agreement, including without limitation any obligation to lend or advance moneys to Borrower, are subject to the fulfillment of each of the following conditions at or before the date hereof as well as at the time each Loan is requested or made hereunder:

          SECTION 601. Representations and Warranties. All representations and warranties of the Credit Parties contained in this Agreement and in each and every of the other Financing Documents are true, correct, complete and accurate in all material respects.

          SECTION 602. Performance of Covenants. The Credit Parties shall have duly and properly performed in all respects all covenants, agreements, and obligations required by the terms of this Agreement or any of the other Financing Documents to be performed by them.

          SECTION 603. No Violation of Negative Covenants. None of the Credit Parties has taken or permitted to be taken any actions which would conflict with any of the provisions of Article V of this Agreement.

          SECTION 604. No Material Adverse Changes. Since the date of this Agreement, no material adverse change shall have occurred in the business, operations, financial condition or assets of the Credit Parties taken as a whole.

          SECTION 605. Delivery of Loan Documents. Borrower has delivered to Lender, or caused to be delivered to the Lender, duly executed counterparts of this Agreement, the Note, and the other Financing Documents required under Sections 202(a) and 202(b), together with the following described additional documents:

          (a) Certificates from the Secretaries of State of Florida and Georgia issued as of the date of this Agreement (or within 45 days thereof) stating that each of the Borrower and CryoLife International is a corporation duly organized (or, in the case of Georgia, is a foreign corporation qualified to do business) and is in good standing under the laws of such states;

          (b) A copy (certified by the Secretary of State of Florida within 45 days of the date of this Agreement) of each of Borrower's and CryoLife International's certificate of incorporation;

          (c) A Certificate of the Borrower in the form of Exhibit F attached hereto, duly completed and executed;

          (d) A Certificate of CryoLife International in the form of Exhibit G attached hereto;

          (e) An opinion of counsel for Borrower in the form of Exhibit H attached hereto;

          (f) Satisfactory evidence of the recording of such Uniform Commercial Code financing statements and other documents in such filing offices as Lender may deem necessary or appropriate to perfect or maintain the perfection of the Lender's security interests under the Security Agreement and the Subsidiary Security Agreement, as well as written reports of examinations of the public records of such filing office as the Lender may deem necessary or appropriate indicating that there are no other Liens of record covering any of the Collateral covered by the Security Agreement or the Subsidiary Security Agreement (except Liens permitted under Section 505 hereof);

          (g) Any Waivers and Consents required from any landlord or creditor under Section 202 hereof.

          (h) Such other documents, instruments and agreements as may be reasonably required by Lender or Lender's counsel in connection with any loan or advance hereunder.

          SECTION 606. No Default or Event of Default. No Default or Event of Default shall have occurred.

          SECTION 607. Incidental Matters. All matters incidental to each advance hereunder shall be reasonably satisfactory to Lender.

                         ARTICLE VII - EVENTS OF DEFAULT

          The occurrence of any one or more of the following events will constitute an event of default (herein called an "Event of Default") by Borrower under this Agreement.

          SECTION 701. Failure to Pay Liabilities. Failure of Borrower punctually to make payment of any amount payable to Lender, whether principal or interest, on any of the Liabilities within five (5) days of the date the same becomes due and payable, whether at maturity, or at a date fixed for any prepayment or partial prepayment, or by acceleration or otherwise.

          SECTION 702. Representations and Warranties. If any statement, representation, or warranty of any Credit Party made in this Agreement or in any of the other Financing Documents at any time furnished by or on behalf of any Credit Party to Lender proves to have been untrue, incorrect, misleading, or incomplete in any material respect as of the date made.

          SECTION 703. Negative Covenant Breach. Failure of any Credit Party punctually and fully to perform, observe, discharge or comply with any of the covenants set forth in Article V of this Agreement.

          SECTION 704. Other Covenant Breach. Failure of any Credit Party punctually and fully to perform, observe, discharge or comply with any of the covenants set forth in this Agreement (other than Article V), which failure is not cured within thirty (30) days after notice from Lender to Borrower.

          SECTION 705. Other Agreements with Lender. The occurrence of a default, an event of default or an Event of Default under any of the other Financing Documents or under any other agreement to which any Credit Party and Lender are parties or under any other instrument executed by any Credit Party in favor of Lender, including any loan agreements, notes, leases, deeds or other documents.

          SECTION 706. Voluntary Bankruptcy. If any Credit Party becomes insolvent as defined in the Georgia Uniform Commercial Code or makes an assignment for the benefit of creditors; or if any action is brought by any Credit Party seeking dissolution of such Credit Party or liquidation of its assets or seeking the appointment of a trustee, interim trustee, receiver, or other custodian for any of its property; or if any Credit Party commences a voluntary case under the Federal Bankruptcy Code; or if any reorganization or arrangement proceeding is instituted by any Credit Party for the settlement, readjustment, composition or extension of any of its debts upon any terms; or if any action or petition is otherwise brought by any Credit Party seeking similar relief or alleging that it is insolvent or unable to pay its debts as they mature.

          SECTION 707. Involuntary Bankruptcy. If any action is brought against any Credit Party seeking dissolution of such Credit Party or liquidation of any of its assets or seeking the appointment of a trustee, interim trustee, receiver or other custodian for any of its property, and such action is consented to or acquiesced in by such Credit Party or is not dismissed within sixty (60) days of the date upon which it was instituted; or if any proceeding under the Federal Bankruptcy Code is instituted against such Credit Party and (i) an order for relief is entered in such proceeding or (ii) such proceeding is consented to or acquiesced in by such Credit Party or is not dismissed within sixty (60) days of the date upon which it was instituted; or if any reorganization or arrangement proceeding is instituted against any Credit Party for the settlement, readjustment, composition, or extension of any of its debts upon any terms, and such proceeding is consented to or acquiesced in by such Credit Party or is not dismissed within sixty (60) days of the date upon which it was instituted; or if any action or petition is otherwise brought against any Credit Party seeking similar relief or alleging that it is insolvent, unable to pay its debts as they mature, or generally not paying its debts as they become due, and such action or petition is consented to or acquiesced in by such Credit Party or is not dismissed within sixty (60) days of the date upon which it was brought.

          SECTION 708. Other Indebtedness. If any Credit Party is in default on indebtedness to another Person having any outstanding balance of $100,000 or more or an event has occurred which, with the giving of notice or passage of time, or both, will cause such Credit Party to be in default on any such indebtedness to another Person.

          SECTION 709. Material Adverse Change. Any material adverse change in the Credit Parties' financial condition or means or ability to pay the Liabilities.

          SECTION 710. Change in Control. The acquisition after the date of this Agreement by any Person (or by any two or more Persons acting in concert) except Steven G. Anderson of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of either (i) a sufficient number of the Voting Stock of Borrower so that the total number of such shares beneficially owned by such Person (or group of Persons acting in concert) equals or exceeds twenty-five percent (25%) of the outstanding Voting Stock of Borrower or (ii) the power to direct or cause the direction of the management and policies of Borrower (whether through ownership of voting securities, by contract or otherwise).

                      ARTICLE VIII - REMEDIES UPON DEFAULT

          SECTION 801. Acceleration and Other Remedies. Upon the occurrence of an Event of Default:

          (a) Lender may, at its option and without prior notice to Borrower, terminate its remaining obligations hereunder to make any further Loans to Borrower;

          (b) Any of the Liabilities may (notwithstanding any provisions contained therein or herein to the contrary), at the option of Lender and without presentment, demand, notice or protest of any kind (all of which are expressly waived by Borrower in this Agreement), be declared due and payable, whereupon they immediately will become due and payable;

          (c) Lender may also, at its option, and without notice or demand of any kind, exercise from time to time any and all rights and remedies available to it under this Agreement or under any of the other Financing Documents, as well as exercise from time to time any and all rights and remedies available to a secured party when a debtor is in default under a security agreement as provided in the Uniform Commercial Code of Georgia, or available to Lender under any other applicable law or in equity, including without limitation the right to any deficiency remaining after disposition of the Collateral; and

          (d) Borrower shall pay all of the reasonable costs and expenses actually incurred by Lender in enforcing its rights under this Agreement and the other Financing Documents. In the event any claim under this Agreement or under any of the other Financing Documents is referred to an attorney for collection, or collected by or through an attorney at law, Borrower will be liable to Lender for all reasonable expenses actually incurred by it in seeking to collect the Liabilities or to enforce its rights hereunder, in the other Financing Documents or in the Collateral, including without limitation actual and reasonable attorneys' fees.

          SECTION 802. Application of Proceeds; Collection Costs. Any proceeds from disposition of any of the Collateral may be applied by Lender first to the payment of all reasonable expenses and costs actually incurred by Lender in collecting such Liabilities, in enforcing the rights of Lender under each and every of the Financing Documents and in collecting, retaking, holding and preparing the Collateral for and advertising the sale or other disposition of and realizing upon the Collateral, including without limitation the reasonable expenses of liquidating any liens or claims upon the Collateral and reasonable attorneys' fees (but not to exceed actual fees incurred) as well as all other legal expenses and court costs. Any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities and in such order of application as the Lender may from time to time elect. Lender shall pay the surplus, if any, to Borrower. Borrower shall pay the deficiency, if any, to Lender.

                           ARTICLE IX - MISCELLANEOUS

          SECTION 901. Time of Essence. Time is of the essence of this Agreement.

          SECTION 902. Entire Agreement. This Agreement, together with the Note and all of the other Financing Documents, supersedes and replaces the Prior Loan Agreements, the Prior Security Agreements, and all other prior discussions and agreements by and between any of the Credit Parties and Lender with respect to the Loans or the Collateral, and together they constitute the sole and entire agreement between the parties with respect thereto. No promises, covenants, representations, or agreements other than as expressly set forth in the Financing Documents have been made to or with any Credit Party, and Borrower represents and warrants that it is not relying on any promises, covenants, representations or agreements, other than as expressly set forth in such documents in entering into this Agreement.

          SECTION 903. Several Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

          SECTION 904. Survival of Warranties. All representations, covenants, and warranties made in this Agreement, or in any of the other Financing Documents are cumulative and in addition to those imposed by law or equity, and are to survive the execution hereof, the making of the Loans, and the delivery hereof and of all the other Financing Documents.

          SECTION 905. Rights Cumulative. All rights and remedies of Lender, whether provided for herein or in any of the other Financing Documents or conferred by law or in equity or by statute or otherwise, are cumulative and not alternative, and may be enforced successively or concurrently. The collection, repossession, sale or retention of any of the Collateral by Lender will not bar an action by Lender for the recovery of any of the Liabilities of Borrower to Lender (Borrower having expressly agreed herein to remain fully liable for any deficiency), nor will Lender's bringing of an action against Borrower to recover moneys owing under any of the Liabilities bar Lender's right to collect or repossess any of the Collateral.

          SECTION 906. No Release; Term of Agreement. No sale, assignment, transfer, renewal, addition, extension, consolidation, subdivision, modification, or substitution of any of the Liabilities, or of any of the Financing Documents, or of any interest thereunder, nor any loss, damage, injury, theft, or destruction of any of the Collateral will release Borrower from its obligations hereunder. The Liabilities may from time to time be paid and Liabilities thereafter incurred, and neither this Agreement nor the security interests and security titles conveyed under the Financing Documents shall lapse or terminate because no Liabilities are outstanding. This Agreement shall remain in full force and effect until such time as (i) no Liabilities are outstanding and (ii) Lender is under no obligation to make any Loans hereunder to Borrower.

          SECTION 907. Waivers and Modifications. Lender will not be deemed as a consequence of any act, delay, failure, omission, or forbearance (including without limitation failure to exercise its right of accelerating the maturity of any of the Liabilities or other indulgences granted from time to time by Lender) or for any other reason: (1) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement or under any of the other Financing Documents, or (2) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement or of any of the other Financing Documents, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of Lender. No single or partial exercise by Lender of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion. No notice to or demand on Borrower in any instance will entitle Borrower to any other or future notice or demand in similar or other circumstances.

          SECTION 908. Waiver of Presentment, Etc. Borrower hereby expressly waives presentment, demand, dishonor, protest, notice for payment, notice of non-payment, notice of dishonor, notice of default, notice of compromises or surrender and any other demand or notice whatsoever in connection with the Financing Documents.

          SECTION 909. Notices. Except as provided otherwise in this Agreement, all notices and other communications under this Agreement are to be in writing and are to be deemed to have been duly given and to be effective upon delivery to the party to whom they are directed. If sent by U.S. mail, first class, certified, return receipt requested, postage prepaid, and addressed to Lender or to Borrower at their respective addresses set forth beneath their respective signatures below, such notices, demands and other communications are to be deemed to have been delivered on the second business day after being so posted. Either Lender or Borrower may by written notice to the other designate a different address for receiving notices under this Agreement; provided, however, that no such change of address will be effective until written notice thereof is actually received by the party to whom such change of address is sent.

          SECTION 910. No Assignment by Borrower. Borrower may not, without the consent of Lender, assign any of its rights or duties hereunder or under any of the other Financing Documents.

          SECTION 911. Lender's Expenses. All statements, reports, certificates, opinions, and other documents or information furnished to Lender under the
Financing  Documents  shall be  supplied  by  Borrower  without  cost to Lender.
Further, Borrower shall reimburse Lender on demand for all reasonable out-of-pocket costs and expenses (including actual and reasonable legal fees) incurred by the Lender or its participants in connection with the preparation, establishment, operation, enforcement, and termination of the Financing

Documents or the protection or preservation of any right or claim of the Lender with respect to the Financing Documents; provided, however, that Borrower's obligation to reimburse Lender for its attorney's fees and expenses relating to the initial preparation and establishment of this Agreement and the other Financing Documents shall not exceed $10,000.

          SECTION 912. Payment of Taxes. Borrower will pay all taxes (if any) in connection with this Agreement, any of the other Financing Documents, any loans made in connection with this Agreement, or the issuance or ownership of any of the Financing Documents and in connection with any modification of said loans, this Agreement, or any of the other Financing Documents (excluding, however, any taxes imposed upon or measured by the net income of the Lender), and will save the Lender harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of Borrower under this section shall survive the payment of the Liabilities and the termination of this Agreement.

          SECTION 913. Demand Liabilities. If any of the Liabilities are by their terms demand obligations, nothing contained herein shall affect, impair or modify the demand nature of such obligations, and the occurrence of a Default or an Event of Default shall not be a prerequisite for Lender's requiring payment of such obligations.

          SECTION 914. Set-Offs Against Deposits. Upon the occurrence of an Event of Default hereunder, Lender, without notice or demand of any kind, may hold and set off against such of the Liabilities (whether matured or unmatured) as Lender may elect, any balance or amount to the credit of Borrower in any deposit, agency, reserve, holdback or other account of any nature whatsoever maintained by or on behalf of Borrower with Lender at any of its offices, regardless of whether such accounts are general or special and regardless of whether such accounts are individual or joint.

          SECTION 915. Participant Set-Off. Any Person purchasing an interest in debt obligations under this Agreement held by Lender may exercise all rights of offset with respect to such interest as fully as if such Person were a holder of debt obligations hereunder in the amount of such interest.

          SECTION 916. Confidentiality. Each of the parties to this Agreement shall use reasonable, good faith efforts to maintain as confidential, in accordance with such Person's normal practices and policies for protecting its own confidential information, this Agreement and the other Financing Documents and the terms and conditions thereof, and all other information delivered to such party in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise identified as being confidential information; provided, however, that each such Person may disclose information concerning the aforesaid Financing Documents or their terms and conditions or such other confidential information described above (i) as required in its counsel's opinion pursuant to the lawful requirements or requests of any Governmental

Authority, (ii) as required in its counsel's opinion by any governmental or administrative rule, judicial process or subpoena, (iii) to their respective attorneys, accountants, advisers or consultants (but only on a confidential basis as provided below), (iv) to the extent necessary in its counsel's opinion to enforce such Person's rights or remedies or perform such Person's obligations under any of the Financing Documents or applicable law, (v) to the extent necessary or appropriate in the opinion of its counsel in connection with any litigation or other proceeding having it or any of its Affiliates as a party thereto, and (vi) Lender may disclose such information to any actual or prospective assignee or participant of Lender. If Lender or any Credit Party discloses any information covered by this subsection to any of its attorneys, accountants, advisers or consultants, such Person shall advise such attorneys, accountants, advisers or consultants of the provisions of this Section but such Person shall not be liable for any misappropriation or misuse of such information by such attorneys, accountants, consultants or advisers other than occasioned by such Person's own gross negligence or willful misconduct. The obligations of the parties under this Section 916 shall survive until one year after the date of any termination of this Agreement. Lender agrees, upon request of Borrower following any termination of this Agreement, to use reasonable efforts to return to Borrower any confidential or proprietary information of Borrower delivered to Lender pursuant to this Agreement and in Lender's possession.

          SECTION 917. Governing Law; Severability. This Agreement and all of the other Financing Documents have been made and delivered in the State of Georgia, and the terms, provisions and performance thereof are in all respects, including without limitation all matters of construction, interpretation, validity, enforcement, and performance, to be construed in accordance with and governed by the internal laws of that State, including without limitation the Uniform Commercial Code of Georgia, as amended and in effect on the date of this Agreement. Wherever possible, each provision of this Agreement and of each and every of the other Financing Documents is to be interpreted in such manner as to be effective and valid under applicable law, but if any provision thereof is prohibited or invalid under such law, such provision is to be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or of any of the other Financing Documents.

          SECTION 918. Successors and Assigns. All rights of Lender under the Financing Documents shall inure to the benefit of its successors and assigns. All obligations of Borrower under the Financing Documents shall bind its successors and permitted assigns.

          SECTION 919. Jury Trial Waiver and Consent to Jurisdiction and Venue. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY RIGHT SUCH PARTY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST SUCH PERSON OR THE OTHER PARTIES CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING DOCUMENTS. EACH PARTY TO THIS AGREEMENT FURTHER AGREES AND CONSENTS TO THE JURISDICTION OF ANY FEDERAL COURT SITTING IN FULTON COUNTY, GEORGIA WITH RESPECT TO ANY SUCH SUIT OR LEGAL ACTION, AND EACH PARTY TO THIS AGREEMENT FURTHER AGREES AND CONSENTS TO VENUE OF ANY FEDERAL
COURT SITTING IN FULTON COUNTY, GEORGIA WITH REGARD TO ANY SUCH SUIT OR LEGAL ACTION.

          IN WITNESS WHEREOF, Lender has executed this Agreement, and Borrower has executed this Agreement and placed its seal hereon, all as of the day and year first above written.

                                   BORROWER:

                                   CRYOLIFE, INC.


                                   By:
                                        ----------------------------------------
                                        President

                                   Address:  2211 New Market  Parkway
                                             Suite 142
                                             Marietta, Georgia 30067

                                        (CORPORATE SEAL)

                                   LENDER:

                                   NATIONSBANK, N.A. (SOUTH)



                                   By:
                                        ----------------------------------------
                                        Senior Vice President

                                   Address:  600  Peachtree  Street,  N.E.
                                             18th Floor
                                             Atlanta, Georgia    30308
                                             Attn: Christopher L. Jones
                                                   Senior Vice President

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